Exhibit 99.1

Filed by Joe’s Jeans Inc.

Commission File No. 000-18926

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: RG Parent, LLC

Form S-4 File No.: 333-207777

Joe’s Jeans Announces Receipt of Nasdaq Compliance Determination; Requested Hearing

LOS ANGELES, CALIFORNIA, December 1, 2015 — Joe’s Jeans Inc. (NASDAQ: JOEZ) (the “Company”) announced today that the Company has requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to address the Company’s continued non-compliance with the minimum $1.00 bid price requirement and its failure to timely satisfy the proxy solicitation and annual meeting requirements, as set forth in Nasdaq Listing Rules 5500(a)(2), 5620(a) and 5620(b).  The Company’s request for a hearing before the Panel automatically stays any action by Nasdaq regarding the Company’s listing until the Panel makes a determination after the hearing and the expiration of any compliance period granted by the Panel.  The Company’s common stock will remain listed on the Nasdaq Capital Market pending the conclusion of the hearing process.

As previously announced, the Company continues to work toward the completion of the merger of the remaining Hudson business with the parent company of Robert Graham, RG Parent LLC, a nationally-recognized fashion brand.  In connection with the proposed merger, the Company filed a registration statement on Form S-4 that includes a joint proxy and consent solicitation and constitutes a prospectus of the Company.  The Company expects to hold an annual meeting in January 2016 and, in connection therewith, among other things, will seek stockholder approval of a 1 for 30 reverse stock split and other actions required to consummate the merger.  If the merger is approved, the Company expects to rename itself Differential Brands Group Inc. (“DBG”) and has applied for the listing of DBG on Nasdaq under the ticker symbol DFBG.

The Company believes that the approval by its stockholders of the reverse stock split proposal, along with holding the annual meeting itself, will resolve the non-compliance with the Nasdaq rules. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or that the Company’s stockholders will approve the reverse stock split proposal.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Hudson® brand and related trademarks. More information is available at the company’s websites at www.joesjeans.com and www.hudsonjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the parties’ ability to close the merger, including the ability to obtain sufficient financing for the merger and satisfaction of the other conditions to closing of the merger, the diversion of management’s time and attention from the Company’s ongoing business during this time period, the impact of the merger on the Company’s stock price, the anticipated benefits of the merger on its financial results, business performance and product offerings, the Company’s ability to successfully integrate Robert Graham business and realize cost savings and any other synergies, the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects, continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed merger pursuant to the Agreement and Plan of Merger, dated September 8, 2015, by and among RG Parent, LLC, JJ Merger Sub LLC and Joe’s Jeans Inc.

In connection with the proposed merger, the Company has filed with the SEC a registration statement on Form S-4 (File No. 333-207777), which has not yet been declared effective, that includes a joint proxy and consent solicitation statement that also constitutes a prospectus of the Company.  The joint proxy and consent solicitation statement/prospectus will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  The Company also plans to file other relevant documents with the SEC regarding the proposed merger.  INVESTORS ARE URGED TO READ THE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the joint proxy and consent solicitation statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website www.sec.gov.  Copies of the documents filed by the Company will be available free of charge on its website at www.joesjeans.com or by contacting the individual listed below.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  You can find information about the Company’s executive officers and directors in the Company’s Form 10-K/A filed with the SEC on March 30, 2015.  Additional information regarding the interests of such potential participants will be included in the joint proxy and consent solicitation statement/prospectus and other relevant documents filed with the SEC if and when they become available.  You may obtain free copies of these documents from the Company by contacting the individual listed below.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

Joe’s Jeans Inc.

Hamish Sandhu

323-837-3700 x 304